EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated April 9, 2003 with respect to the consolidated financial statements of Stewart & Stevenson Services, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 2003, in the Registration Statement No. 33-21515 on Form S-8 dated April 28, 1988, Registration Statement No. 33-22463 on Form S-8 dated June 13, 1988, Registration Statement No. 33-65404 on Form S-8 dated July 1, 1993, Registration Statement No. 33-52881 on Form S-8 dated March 30, 1994, Registration Statement No. 33-52903 on Form S-4 dated June 30, 1994, Registration Statement No. 33-54389 on Form S-4 dated June 30, 1994, Registration Statement No. 33-58679 on Form S-8 dated April 18, 1995, Registration Statement No. 33-58685 on Form S-8 dated April 18, 1995, Registration Statement No. 333-02817 on Form S-8 dated April 25, 1996, Registration Statement No. 333-15271 on Form S-8 dated November 1, 1996, Registration Statement No. 333-26089 on Form S-8 dated April 29, 1997, Registration Statement No. 333-35617 on Form S-8 dated September 15, 1997, Registration Statement No. 333-51567 on Form S-8 dated May 1, 1998, Registration Statement No. 333-77799 on Form S-8 dated May 5, 1999, Registration Statement No. 333-54172 on Form S-8 dated January 23, 2001, Registration Statement No. 333-62402 on Form S-8 dated June 6, 2001 and Registration Statement No. 333-62438 on Form S-8 dated June 6, 2001.

/s/ Ernst & Young LLP

Houston, Texas

April 9, 2003